UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23805 Stuart Ranch Road, Suite 235 Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets.

The Acquisition

On January 16, 2018, pursuant to an Equity Purchase Agreement (the “Agreement”) entered into on December 22, 2017 by and among The Crypto Company, a Nevada corporation (the “Company”), CoinTracking, LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“CoinTracking”), Kachel Holding GmbH, an entity formed under the laws of the Republic of Germany (“Kachel Holding”), and Dario Kachel, an individual (“Kachel”), as described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 29, 2017, CoinTracking purchased from Kachel Holding 12,525 shares of CoinTracking GmbH, an entity formed under the laws of Germany (the “GmbH”), representing 50.1% of the equity interests in the GmbH, for a purchase price of (i) $4,736,400 in cash, and (ii) 473,640 shares of common stock of the Company, par value $0.001 per share (the “Shares”), subject to adjustment as provided in the Agreement (the “Acquisition”).

The issuance and transfer of the Shares in the Acquisition were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act. The Company did not use any form of general solicitation or advertising to offer the securities issued.

CoinTracking GmbH

CoinTracking GmbH (the “GmbH”) is a portfolio manager for digital currencies which allows users to manage value, profit, loss and other information regarding their investments in cryptocurrencies, available via web-based or mobile application.

As required by Item 9.01 of Form 8-K, within 71 days after the date hereof, the Company will prepare and file with the SEC an amendment to this Current Report on Form 8-K that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X of the Securities Exchange Act of 1934, as amended, for the periods specified in Rule 3.05(b)(2) or Rule 8-04(b) thereunder.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Equity Purchase Agreement, dated as of December 22, 2017, by and among The Crypto Company, CoinTracking, LLC, Kachel Holding GmbH and Dario Kachel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: January 16, 2018
	By:	/s/ Michael Poutre
	Name:	Michael Poutre
	Title:	Chief Executive Officer